Exhibit 4.1
EXECUTION VERSION
FIRST SUPPLEMENTAL INDENTURE
     FIRST SUPPLEMENTAL INDENTURE dated as of April 28, 2010 (the “Supplemental Indenture”) by and among Terremark Worldwide, Inc., a Delaware corporation (the “Company”), the Guarantors listed on the signature pages hereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).
WITNESSETH:
     WHEREAS, the Company, the Initial Guarantors named therein and the Trustee previously have entered into an indenture dated as of June 24, 2009 (the “Original Indenture”) providing for the issuance of US$420,000,000 of the Company’s 12% Senior Secured Notes due 2017 (the “Original Notes”);
     WHEREAS, Section 2.02 of the Original Indenture provides that, subsequent to the execution of the Original Indenture and subject to satisfaction of certain conditions, the Company may issue Additional Notes (as defined in the Original Indenture);
     WHEREAS, on the date hereof the Company intends to issue US$50,000,000 of its 12% Senior Secured Notes due 2017 constituting Additional Notes (such Additional Notes referred to herein as the “Reopening Notes” and, together with the Original Notes, collectively referred to herein as the “Notes”) pursuant to the Offering Circular dated April 23, 2010 (the “Offering Document”) and the Original Indenture, as supplemented by this Supplemental Indenture (as so supplemented, the “Indenture”);
     WHEREAS, as contemplated in the Offering Document, the Company and the Guarantors entered into a registration rights agreement dated the date hereof (the “Registration Rights Agreement”) with Credit Suisse Securities (USA) LLC for the benefit of the Holders of the Reopening Notes;
     WHEREAS, as contemplated in the Offering Document, the parties hereto intend the Reopening Notes to be consolidated, form a single series and be treated as a single class for all purposes under the Indenture and be fully fungible with the Original Notes all of which shall have the terms and conditions contemplated in the Indenture and the form of Notes attached as Exhibit A hereto;
     WHEREAS, the Company and the Guarantors confirm that any and all conditions and requirements necessary to make this Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Indenture have been performed, satisfied and fulfilled and the execution and delivery of this Supplemental Indenture has been in all respects duly authorized;
     WHEREAS, pursuant to Sections 2.02 and 9.01(a)(vii) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and
     WHEREAS, the Company and the Guarantors have requested that the Trustee execute and deliver this Supplemental Indenture;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company, the Guarantors and the Trustee hereby agree, for the equal and ratable benefit of all Holders, as follows:
ARTICLE 1
DEFINITIONS
     Section 1.01. Defined Terms. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Indenture, as supplemented hereby. All definitions in the Original Indenture shall be read in a manner consistent with the terms of this Supplemental Indenture.
     Section 1.02. Additional Definitions. For the benefit of the Holders of the Notes, Section 1.01 of the Original Indenture shall be supplemented by adding the following definitions, which supersede any conflicting definitions in the Original Indenture only in respect of this Supplemental Indenture:
          “Indenture” has the meaning set forth in the recitals to this Supplemental Indenture.
          “Notes” has the meaning set forth in the recitals to this Supplemental Indenture.
          “Offering Document” has the meaning set forth in the recitals to this Supplemental Indenture.
          “Original Indenture” has the meaning set forth in the recitals to this Supplemental Indenture.
          “Original Notes” has the meaning set forth in the recitals to this Supplemental Indenture.
          “Registration Rights Agreement” has the meaning set forth in the recitals to this Supplemental Indenture.
          “Reopening Notes” has the meaning set forth in the recitals to this Supplemental Indenture.
          “Supplemental Indenture” has the meaning set forth in the heading to this Supplemental Indenture.
ARTICLE 2
TERMS OF THE NOTES
     Section 2.01. General. In accordance with Section 2.02 of the Original Indenture, the following terms relating to the Notes are hereby established:

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          (a) Title: The Reopening Notes shall have the title “12% Senior Secured Notes due 2017” and shall be consolidated, form a single series and be treated as a single class for all purposes under the Indenture and be fully fungible with the Original Notes.
          (b) Aggregate Amount: The aggregate principal amount of the Reopening Notes that may be authenticated and delivered under this Supplemental Indenture shall be US$50,000,000 for a total aggregate principal amount of US$470,000,000 of Notes.
ARTICLE 3
MISCELLANEOUS
     Section 3.01. Effect of this Supplemental Indenture. This Supplemental Indenture supplements the Original Indenture and shall be a part, and subject to all the terms, thereof. The Original Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument. The Trustee accepts the trusts created by the Original Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Original Indenture, as supplemented by this Supplemental Indenture.
     Section 3.02. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.
     Section 3.03. WAIVER OF JURY TRIAL. EACH OF THE COMPANY, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE NOTE GUARANTEES.
     Section 3.04. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
     Section 3.05. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     Section 3.06. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.
[SIGNATURE PAGE TO FOLLOW IMMEDIATELY]

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          IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

Terremark Worldwide, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

NAP of the Capital Region, LLC
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

NAP West, LLC
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Park West Telecommunications Investors, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Spectrum Telecommunications Corp.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

TECOTA Services Corp.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Terremark — Supplemental Indenture

Technology Center of the Americas, LLC
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Terremark Europe, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Terremark Federal Group, Inc.
By:	/s/ Nelson Fonseca
	Name:	Nelson Fonseca
	Title:	Chief Financial Officer

Terremark Financial Services, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Terremark Fortune House #1, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Terremark Latin America, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Terremark — Supplemental Indenture

Terremark Management Services, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Terremark North America, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Terremark Realty, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Terremark Technology Contractors, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Terremark Trademark Holdings, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

TerreNAP Data Centers, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

TerreNAP Services, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Terremark — Supplemental Indenture

Terremark DataVaulting LLC By its sole member: Terremark North America, Inc.
By:	/s/ Jose A. Segrera
	Name:	Jose A. Segrera
	Title:	Chief Financial Officer

Terremark — Supplemental Indenture

The Bank of New York Mellon Trust Company, N.A. as Trustee
By:	/s/ Geraldine Creswell
	Name:	Geraldine Creswell
	Title:	Vice President

Terremark — Supplemental Indenture